Exhibit 10.3
                   POST-PETITION LOAN AGREEMENT

     THIS POST-PETITION LOAN AGREEMENT (the "Agreement") is made this _____

day of June, 1997, by and between  INTERNATIONAL PUBLISHING HOLDING S.A.

("IPH"), with offices located at 1 Place Dargent, 1413 Luxembourg, Grand Duchy of Luxembourg, and PETRO UNION, INC. (the "Debtor"), with offices located at

123 Main Street, Suite 300, Evansville, Indiana 47708.

                       W I T N E S S E T H:

     WHEREAS, the Debtor filed a voluntary petition under Chapter 11 of Title

11 of the United States Code (the "Bankruptcy Code") on May 13, 1996 (the

"Filing Date) in the United States Bankruptcy Court for the Southern District

of Indiana (the "Bankruptcy Court"); and

     WHEREAS, since the Filing Date, the Debtor has continued in possession and management of its property as a Debtor-in-Possession pursuant to 11 U.S.C.

Sections 1107 and 1108; and

     WHEREAS, the Debtor is currently engaged in oil drilling activities in several states and has been offered the opportunity to utilize its oil drilling expertise in Michigan and other states, and has requested that IPH provide a working capital loan for continued business operations and in order to replace the original Post-Petition Loan and Sale Agreement entered into between the Debtor and Pembrooke Holding Corporation, which was approved by this Court on August 16, 1996; and

     WHEREAS, IPH has indicated substantial interest in funding or participating in the funding a Plan of Reorganization in order to allow the

Debtor to continue in its oil and gas drilling activities.

     NOW, THEREFORE, in consideration of the promises and mutual obligations herein set forth and other good and valuable consideration, the parties agree as follows:

                           I.  THE LOAN

      1.01.  Subject to the terms and conditions hereof, IPH shall loan to the

Debtor the sum of Two Hundred Thousand Dollars ($200,000.00) (the "Loan") as

follows:

      1.02.  Upon entry of a final Order approving this Agreement by the

Bankruptcy Court and confirming by such Order that Pembrooke Holding

Corporation has no further claim against the Debtor, IPH shall loan to the

Debtor the sum of Two Hundred Thousand Dollars ($200,000.00) for an initial term of One Hundred Eighty (180) days (the "Initial Term") as evidenced by a

Promissory Note, a copy of which is attached hereto as Exhibit "A" and which shall meet the requirements of the Uniform Commercial Code in terms of negotiability.  The proceeds of the Loan shall be used solely by the Debtor for reasonable and necessary operating expenses as set forth on the Budget attached hereto as Exhibit "B", based upon the terms and conditions of payment set forth in this Agreement.

      1.03.  The Loan shall bear interest at the rate of Ten Percent (10%) per annum from the date upon which IPH loans the sum of Two Hundred Thousand

Dollars ($200,000.00) until paid in full.

                         II.  CONVERSION

      2.01.  The Debtor shall, on or before the 16th day of June, 1997, file a

Plan of Reorganization, which shall contain the provisions set forth below and the Debtor shall utilize its best efforts to have the Bankruptcy Court confirm the Plan of Reorganization within Seventy-Five (75) days after filing said

Plan of Reorganization by entry of a final Order of Confirmation.  Such Plan of Reorganization shall provide, inter alia, that this Agreement is reaffirmed by the Debtor as a Reorganized Debtor in its entirety (hereinafter the Debtor following the confirmation of the Plan of Reorganization is referred to as the

"Reorganized Debtor"), with the exception that the Loan shall be subject to the following alternate treatment pursuant to the Plan of Reorganization:

      (I).     The Loan shall be converted upon the Effective Date of the Plan of Reorganization of the Reorganized Debtor to provide IPH with Registered

Common Stock of the Reorganized Debtor in the sum of Forty Thousand (40,000)

shares of such stock at Five Dollars ($5.00) per share all within the

Reorganized Debtor.

      (ii).    By agreement of the parties, the Debtor cannot, under any

circumstances, terminate this Agreement by repaying the principle and any accrued interest to IPH.

      (iii).   Until such time as IPH exercises the conversion option as

provided in subparagraph (i), above, the Promissory Note shall be secured by a

Real Property Mortgage in form and content satisfactory to IPH covering one hundred (100%) percent of the interest in certain limestone reserves owned by the Debtor's subsidiary, Calox Corporation ("Calox"), in Monroe County,

Indiana.

      (iv).    Until such time as IPH exercises the conversion option as

provided in paragraph (I), above, the Promissory Note shall further be secured by a first and unencumbered security interest on any and all assets of the

Debtor, subordinated only to the extent of administrative claims of professionals as set forth in paragraph 3.01 of this Agreement.  The Debtor shall execute any and all documentation necessary to provide a first security interest in all of the Debtor's assets to IPH subsequent to the approval of this Agreement.

      (v).     In addition to the other considerations set forth above for

IPH's post-petition Debtor-in-Possession financing, IPH shall be granted in any Plan of Reorganization a call option upon ninety (90%) percent of the shares of stock of Calox Corporation, which is the Debtor's wholly owned subsidiary corporation.  The call option on the ninety (90%) percent shares of the authorized and issued shares of stock of Calox Corporation shall be exercisable by written notice from IPH to the Debtor or any Reorganized Debtor within thirty-six (36) months from the date of confirmation of the Debtor's

Plan of Reorganization.  Within thirty (30) days, from the date written notice is provided to the Reorganized Debtor, IPH shall pay to the Debtor no more than the current book value for payment for ninety (90%) percent shares of stock of Calox Corporation, which shall be determined as of the date written notification of exercise of the call option is delivered to the Debtor.  Calox

Corporation shall exclusively contain the Monroe County limestone reserves as its only asset.

         III.  SUPER-PRIORITY EXPENSE CLAIM AND MORTGAGE

      3.01.  Upon approval of this Agreement and the Novation Agreement between Pembrooke Holding Corporation and Petro Union, Inc., and the advance of the Loan proceeds, the super-priority administration expense claim provided to Pembrooke Holding Corporation shall be extinguished as set forth in the

Novation Agreement.  Further, IPH shall be allowed a super-priority administration expense claim pursuant to 11 U.S.C. Section 364(c)(1) equal to the amount of the Loan plus any accrued interest.  This super-priority administration expense claim shall have priority and payment over all other obligations or liabilities now in existence or incurred hereafter by the

Debtor and all expenses of the kind specified in 11 U.S.C. Sections 503(b) or

507(b), subject only to the payment of professional fees incurred during the

Debtor's Title 11 case as fixed and determined by the Bankruptcy Court and any quarterly fees owed to the Office of the United States Trustee under Title 28 of the United States Code.

      3.02.  In addition to the foregoing and as further security for the prompt and full payment of the Loan, the Debtor shall cause its subsidiary,

Calox Corporation, to execute a Mortgage to IPH in form and content satisfactory to IPH covering a one hundred (100%) percent interest in certain limestone reserves owned by Calox Corporation in Monroe, Indiana (hereinafter the "Monroe County Reserves").  The costs and expenses of preparing and filing this Mortgage shall be the sole responsibility of the Debtor or Calox

Corporation.

                       IV.  REPRESENTATIONS

     In order to induce IPH to enter into this Agreement and to make the Loan contemplated by this Agreement, the Debtor represents and warrants to IPH that:

      4.01. Corporate Authority.  The execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the

Mortgage with respect to the Monroe County Reserves are within the corporate power and authority of the Debtor and its affiliate, Calox, and have been authorized by all necessary corporate proceedings, and do not and will not (i)

require any consent or approval of the shareholders of the Debtor or Calox;

(ii) contravene any provision of the charter documents or by-laws of the

Debtor or Calox, or any law, rule or regulation applicable to the Debtor or

Calox; (iii) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement,

instrument, order or undertaking binding on the Debtor or Calox; or (iv)

result in or require the imposition of any encumbrance on any of the properties, assets or rights of the Debtor or Calox except as contemplated hereby.

      4.02.  Valid Obligations.  This Agreement as it affects the Mortgage with respect to Monroe County Reserves are the legal, valid and binding obligations of the Debtor or Calox as approved by the Bankruptcy Court,

enforceable in accordance with their respective terms, notwithstanding any bankruptcy, insolvency, reorganization, moratorium and/or other laws affecting the enforcement of creditors' rights generally.

      4.03.  Consents or Approvals.  The execution, delivery and performance of this Agreement, and the transactions contemplated hereby including the

Loan, Promissory Note, and Mortgage with respect to the Monroe County Reserves do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party, other than the

Bankruptcy Court.

                     V.  BORROWER'S COVENANTS

      So long as the Loan remains outstanding the Debtor covenants that:

      5.01. Information.  The Debtor will deliver to IPH all information concerning the business of the Debtor as IPH shall reasonably request and provide IPH with copies of all operating reports as may be filed with the

Bankruptcy Court.  All financial information provided hereunder, other than public filings with the Bankruptcy Court, Securities and Exchange Commission

or otherwise shall be deemed confidential and shall not be released to any third party without the written consent of the Debtor.

      5.02. Compliance with Laws.  The Debtor shall duly observe and comply in all material respects with all applicable laws and requirements of any governmental authorities and relative to:  (i) its corporate existence,

rights, licenses, and franchises; (ii) the conduct of its business and its property and assets; and (iii) shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business.

      5.03. Maintain Properties and Insurance.  The Debtor shall maintain its equipment and machinery in good repair, working order and condition as required for the normal conduct of its business and shall adequately insure same and name IPH as an additional insured or loss payee (as the case may be)

on all such insurance and provide IPH with written confirmation of same.

      5.04. Taxes.  The Debtor shall pay or cause to be paid all taxes,

assessments or governmental charges on or against it or its properties on or prior to the time when they become due arising subsequent to the assessment date, provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted principles if no lien shall have been filed to secure such tax, assessment or charge.

      5.05. Inspection.  The Debtor shall permit IPH or its designee(s), at any reasonable time and at reasonable intervals of time, and upon reasonable notice for the purpose of ascertaining compliance with this Agreement, to (i)

visit and inspect the properties of the Debtor, (ii) examine and make copies of and take abstract from the books and records of the Debtor and (iii)

discuss the affairs, finances and accounts of the Debtor with their appropriate officers, employees and accountants.

      5.06. Preservation of Corporate Existence.  The Debtor shall maintain the corporate existence of each of the Debtor and Calox, their respective rights, franchises and privileges, and cause each to qualify and remain qualified as a foreign corporation in each jurisdiction in which qualification is necessary in view of their respective business and operations.

      5.07. Payment of Debts.  The Debtor shall pay and discharge all taxes,

assessments and governmental charges or levies imposed upon the Debtor, its income or profits and any property belonging to it and make timely payment of its other obligations and debts, and all lawful claims which if unpaid might become a lien or a charge upon any properties of the Debtor, other than the indebtedness existing immediately prior to the Filing Date which is stayed by the bankruptcy proceeding.

      5.08. Maintenance of Insurance.  The Debtor shall maintain insurance with reputable and licensed insurance companies, in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Debtor operates.

      5.09. Records and Books of Account.  The Debtor shall keep accurate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied,

reflecting all transactions of the Debtor, and give IPH and its representatives access to all of the same and all other corporate records of the Debtor during normal business hours and upon reasonable prior notice.

                VI.  CALOX CORPORATION'S COVENANTS

      6.01. So long as IPH shall have a mortgage interest upon the property of

Calox, Calox covenants that it will not assign, encumber, hypothecate,

mortgage or otherwise dispose, sell and transfer any interest in the Monroe

County Reserves without the prior written consent and authorization of IPH.

                          VII.  DEFAULT

      7.01. The following shall constitute an "Event of Default":

            (a) if there is a default in the payment of the Loan due IPH by the Debtor as provided herein; or

            (b) any violation or breach of the representation(s) and covenant(s) made by the Debtor hereunder or with respect to the mortgage pertaining to the Monroe County Reserves; or

            (c) there shall occur any material adverse change in the assets, liabilities, financial condition, business or prospects of the Debtor, as determined in good faith; or

            (d) appointment of a Trustee or other fiduciary for the Debtor or the property of the estate of the Debtor;

            (e) conversion of the Debtor's Chapter 11 case to a case under Chapter 7 of the Bankruptcy Code;

            (f) failure of the Debtor to maintain its listing on the National Stock Exchange known as the Nasdaq market, or to successfully appeal any decision of Nasdaq to delist the Debtor from its market listing; or

            (g) failure to confirm a Plan of Reorganization on or before the 31st day of August, 1997.

      7.02. If an Event of Default occurs which is not cured within ten (10)

business days after written notice to the Debtor and its counsel (other than non-monetary defaults which are not subject to cure), then the Loan shall become immediately due and payable with all accrued interest (the "Accelerated

Debt") and IPH shall be authorized to move before the Bankruptcy Court on an expedited basis to obtain payment of its super-priority claim granted hereunder or foreclose on the Mortgage pertaining to the Monroe County

Reserves after providing three (3) days' notice to the Debtor and its counsel,

counsel to the Official Committee of Unsecured Creditors if appointed in the

Debtor's Chapter 11 case, the Office of the United States Trustee and any other party-in-interest filing a notice of appearance and request for service of papers in the Debtor's bankruptcy case, by telefax or overnight delivery.

      In the event there is an Event of Default which IPH does not waive, in its sole discretion, IPH may, upon its filing notice with the Debtor and the

Bankruptcy Court, retain any and all assets in which it has a perfected security interest under the terms of this Agreement in full and complete satisfaction of the debt under the Note executed pursuant to this Agreement,

its stock rights under this Agreement, its super-priority administrative claim, and any and all other claims IPH may have or would have under this

Agreement.

      In the event there is any Event of Default which is not cured, IPH may,

at its sole discretion, and with no compunction to further proceed, waive such default and elect to continue under the terms and conditions of this

Agreement, without any prejudice to any and all of its other rights hereunder.

                 VIII.  BANKRUPTCY COURT APPROVAL

      8.01. This Agreement and the transactions contemplated hereby are subject to the approval of the Bankruptcy Court having jurisdiction over the

Debtor's Chapter 11 case and the Debtor shall move promptly to obtain such approval on notice to all necessary creditors and other parties-in-interest as required by applicable bankruptcy law and rules.

      8.02. This Agreement shall become binding and effective upon the entry of a final Order of the Bankruptcy Court having jurisdiction over the Debtor's

Chapter 11 case, authorizing, inter alia, the Debtor to enter into this

Agreement and the transactions contemplated herein, and granting IPH a super-priority administration expense claim pursuant to Section 364(c)(1) of the Bankruptcy Code and Mortgage pertaining to the Monroe County Reserves.

                  IX.  MISCELLANEOUS PROVISIONS

      9.01. All notices to be given hereunder shall be in writing and deemed given if sent by a combination of overnight mail and facsimile transmission addressed to the parties set forth herein and their respective attorneys or such other addresses as may be used from time to time.

      9.02. If any provision of this Agreement shall be determined to be invalid or unenforceable, it shall be the intent and understanding of the parties that the remainder of this Agreement shall continue in full force and effect.

      9.03. This Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and there are no agreements, representations, promises, inducements or warranties, by whomever made, other than those set forth, provided for or referred to herein.

      9.04. This Agreement is binding and enforceable on the parties'

respective successors or assigns (including any trustee or other fiduciary appointed as a legal representative of the Debtor or with respect to the property of the estate of the Debtor).

      9.05. This Agreement may be signed in counterpart by facsimile signature.

      IN WITNESS WHEREOF, the parties hereto have executed this Post-Petition

Loan Agreement as of the day and year first above written.

                                      INTERNATIONAL PUBLISHING HOLDING CORP.

                                      BY:   /s/ Rienk H. Kamer

                                      ITS:  Chairman of the Board of Directors


                                      PETRO UNION, INC.

                                      BY:   /s/ Richard D. Wedel

                                      ITS:  President


                                      CALOX CORPORATION

                                      BY:   /s/ Richard D. Wedel

                                      ITS:   President